                                                                      EXHIBIT 21
                       SUBSIDIARIES OF NTL INCORPORATED

All of the corporations listed below were organized in the United Kingdom.

CableTel Newport
CableTel South Wales Ltd.
CableTel Cardiff Ltd.
CableTel West Glamorgan Ltd.
CableTel (UK) Limited
CableTel Limited
CableTel Surrey and Hampshire Limited
CableTel Scotland Ltd.
CableTel Glasgow
CableTel Kirklees
CableTel West Riding Limited
CableTel Hertfordshire Limited
CableTel Central Hertfordshire Limited
CableTel North Bedfordshire Limited
CableTel Telecom Supplies Limited
CableTel Northern Ireland Limited
CableTel Ventures Limited
CableTel Investments Limited
Cable Online Limited
Columbia Management Limited
Metro South Wales Limited
Secure Backup Systems Limited
Digital Television Network Ltd.
Chamber OnLine Ltd.
DTELS Ltd.
Enablis Ltd.
National Transcommunications Ltd.
NTL Group Limited Ltd.
NTL Insurance Ltd.
NTL Investment Holdings Ltd.
NTL Ltd.
NTL Networks Ltd.
NTL Trustees Ltd.

All of the corporations listed below were incorporated in Delaware:

OCOM Corporation
NTL (UK) Group, Inc. (formerly CableTel (UK) Group, Inc., formerly OCOM Sub II, Inc.)
L.D. Data, Inc.
Cellular Paging, Inc.
CableTel Programming, Inc.
European CableTel, Inc.
CableTel Ventures Limited